P R E S S R E L E A S E

                         RCM TECHNOLOGIES, INC. REPORTS
                   2007 THIRD QUARTER AND YEAR-TO-DATE RESULTS


  Third Quarter Operating Income Up 20% and Nine Months Operating Income Up 39%
                    Versus the Comparable Periods a Year Ago

Pennsauken, NJ - November 7, 2007 -- RCM Technologies, Inc. (NASD: RCMT) today announced financial results for the thirty-nine weeks and thirteen weeks ended September 29, 2007.

The Company announced revenues of $165.4 million for the thirty-nine weeks ended September 29, 2007, up from $147.7 million for the thirty-nine weeks ended
September 30, 2006 (comparable prior year period). Net income for the thirty-nine weeks ended September 29, 2007 was $5.1 million, or $0.41 per diluted share, as compared to net income of $4.0 million, or $0.33 per diluted share, for the comparable prior year period. The 2006 period included a $1.0 million income tax credit, or $.08 per share diluted.

Operating income for the thirty-nine weeks ended September 29, 2007 was $7.7 million, or $0.61 per diluted share, up from $5.5 million, or $0.46 per diluted share, for the comparable period.

Net income before stock-based compensation (1) for the thirty-nine weeks ended September 29, 2007 was $5.3 million, or $0.42 per diluted share, and excludes net equity-based compensation expense of $151,000. Net income before stock-based compensation (1) for the thirty-nine weeks ended September 30, 2006 was $4.7 million, or $0.39 per diluted share, and excludes net stock-based compensation expense of $693,000.

Net income for the thirty-nine weeks ended September 29, 2007 includes income of $480,000 ($800,000, net of income taxes of $320,000), or $.04 per diluted share, from a legal settlement. No such income was realized during the comparable prior year period.

For the thirty-nine weeks ended September 29, 2007, earnings before interest, income taxes, depreciation and amortization, or EBITDA, was $9.6 million, or $0.77 per diluted share, as compared to $6.6 million, or $0.55 per diluted share, for the comparable prior year period. EBITDA for the 2007 period includes income of $800,000 from a legal settlement, as discussed above.

The Company announced revenues of $54.0 million for the thirteen weeks ended September 29, 2007, up from $51.6 million for the thirteen weeks ended September 30, 2006 (comparable prior year period). Net income for the thirteen weeks ended September 29, 2007 was $1.7 million, or $0.14 per diluted share, as compared to net income of $1.3 million, or $0.11 per diluted share, for the comparable prior year period.

Operating income for the thirteen weeks ended September 29, 2007 was $2.8 million, or $0.22 per diluted share, up from $2.3 million, or $0.19 per diluted share for the comparable period.

Net income before stock-based compensation (1) for the thirteen weeks ended September 29, 2007 was $1.8 million, or $0.14 per diluted share, and excludes a net stock-based compensation credit of $57,000. Net income before equity-based compensation(1) for the thirteen weeks ended September 30, 2006 was $1.4 million, or $0.12 per diluted share, and excludes net stock-based compensation expense of $99,400.

For the thirteen weeks ended September 29, 2007, EBITDA was $3.2 million, or $0.25 per diluted share, as compared to $2.7 million, or $0.22 per diluted share, for the comparable prior year period.

Leon Kopyt, Chairman and CEO of RCM, commented: "We are pleased to report that revenues and operating income in the third quarter and the nine months increased on a comparable year basis. The third quarter and nine months performance were highlighted by a 20% and 39% increase in operating income over the same periods a year ago. We believe that the overall trend points towards moderate growth despite seasonal factors."

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 35 years. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.


(1) On January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), "Share-Based Payment," on a modified prospective basis, which required the Company to record equity-based compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards outstanding as of the date of adoption.

For the purposes of performing the calculation of net income before equity-based compensation expense, all equity-based compensation expense, net of income tax, is added back to net income as calculated in accordance with accounting principles generally accepted in the United States (US GAAP). Net income before equity-based compensation expense is not a measurement calculated in accordance with US GAAP, and is not intended to be a replacement for, or to be considered to be more important than, net income calculated in accordance with US GAAP. As the calculation of net income before equity-based compensation expense is not performed in accordance with US GAAP, the Company believes that the utility of the calculation is significantly limited, and that the measure should only be used to compare to net income year-over-year on a consistent basis. To mitigate this limitation, the Company has provided a reconciliation of net income before equity-based compensation expense to net income calculated in accordance with US GAAP, which should be the primary measurement utilized to analyze the Company's financial results. The Company does not utilize net income before equity-based compensation expense for any other purpose.

                                Tables to Follow

                             RCM Technologies, Inc.
                  Consolidated Statements of Income(Unaudited)
                    (In Thousands, Except Per Share Amounts)

                                                                   Thirty-Nine Weeks Ended
                                                            ---------------------------------------
                                                              September 29,        September 30,
                                                                  2007                  2006
                                                            ------------------    -----------------
Revenues                                                             $165,418             $147,729
Gross profit (1)                                                       39,768               37,163
Selling, general and administrative (2)                                31,010               30,522
Depreciation and amortization                                           1,089                1,114
Operating income                                                        7,669                5,527
Interest income (expense), net                                             32                 (204)
Gain (loss) on foreign currency transactions                               53                  (16)
Income from legal settlement                                              800
Income before income taxes                                              8,554                5,307
Income taxes                                                            3,406                1,287
Net income                                                             $5,148               $4,020

Earnings per share (diluted)
  Net income                                                             $.41                 $.33

                                                                     Thirteen Weeks Ended
                                                            ---------------------------------------
                                                              September 29,        September 30,
                                                                  2007                  2006
                                                            ------------------    -----------------
Revenues                                                              $54,079              $51,650
Gross profit (3)                                                       13,433               12,952
Selling, general and administrative (4)                                10,288               10,250
Depreciation and amortization                                             369                  394
Operating income                                                        2,776                2,308
Interest income (expense), net                                             32                  (75)
Gain (loss) on foreign currency transactions                               41                   (5)
Income before income taxes                                              2,849                2,228
Income taxes                                                            1,125                  879
Net income                                                             $1,724               $1,349

Earnings per share (diluted)
  Net income                                                             $.14                 $.11

                             RCM Technologies, Inc.
               Summary Consolidated Balance Sheet Data (Unaudited)
                                 (In Thousands)

                                                           September 29,        December 30,
                                                             2007                 2006
                                                        ----------------     ----------------
Cash and equivalents                                             $7,916               $2,449
Accounts receivable, net                                         53,097               48,141
Working capital                                                  45,605               38,844
Goodwill and intangible assets                                   40,017               39,998
Total assets                                                    108,682              100,040
Senior debt                                                         -                    -
Total liabilities                                                18,862               16,647
Stockholders' equity                                            $89,820              $83,393

(1) Reflects stock based compensation expense of $5,000 and $30,000 included in cost of services for the thirty-nine weeks ended September 29, 2007 and September 30, 2006, respectively.
(2) Includes stock based compensation expense of $146,000 and $663,000 for the thirty-nine weeks ended September 29, 2007 and September 30, 2006, respectively.
(3) Reflects stock based compensation expense of $1,000 and a stock based compensation credit of $1,000 included in cost of services for the thirteen weeks ended September 29, 2007 and September 30, 2006, respectively.
(4) Includes stock based compensation expense of $56,000 and $100,000 for the thirteen weeks ended September 29, 2007 and September 30, 2006, respectively.

                             RCM Technologies, Inc.
           Reconciliation of EBITDA to Net Income and Cash Provided by
                              Operating Activities
                                   (Unaudited)
As used in this report, EBITDA means earnings before interest income, interest expense, income taxes, depreciation and amortization. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts  frequently  use  EBITDA  in the  evaluation  of  companies,  it is not necessarily comparable to EBITDA of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, nor as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to both net income and cash flow provided by operating activities.

                                                                   Thirty-Nine Weeks Ended
                                                           -----------------------------------------
                                                           September 29, 2007       September 30,
                                                                                         2006
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
EBITDA (1)                                                              $9,611               $6,625
Depreciation and amortization                                           (1,089)              (1,114)
Interest income (expense), net                                              32                 (204)
Income taxes                                                            (3,406)              (1,287)
                                                           --------------------    -----------------
Net income                                                              $5,148               $4,020
                                                           ====================    =================

Earnings per share (diluted)
    EBITDA                                                                $.77                 $.55
                                                           ====================    =================
    Net income                                                            $.41                 $.33
                                                           ====================    =================

    Weighted average shares outstanding                             12,492,599           12,020,901
                                                           ====================    =================


                                                                     Thirteen Weeks Ended
                                                           -----------------------------------------
                                                           September 29, 2007       September 30,
                                                                                         2006
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
EBITDA (2)                                                              $3,186               $2,697
Depreciation and amortization                                             (369)                (394)
Interest income (expense), net                                              32                  (75)
Income taxes                                                            (1,125)                (879)
                                                           --------------------    -----------------
Net income                                                              $1,724               $1,349
                                                           ====================    =================

Earnings per share (diluted)
    EBITDA                                                                $.25                 $.22
                                                           ====================    =================
    Net income                                                            $.14                 $.11
                                                           ====================    =================

    Weighted average shares outstanding                             12,616,405           12,003,750
                                                           ====================    =================


(1) Includes stock based compensation expense of $151,000 and $693,000 for the thirty-nine weeks ended September 29, 2007 and September 30, 2006, respectively.

(2) Includes stock based compensation expense of $57,000 and $99,000 for the thirteen weeks ended September 29, 2007 and September 30, 2006, respectively.

                             RCM Technologies, Inc.
           Reconciliation of EBITDA to Net Income and Cash Provided by
                        Operating Activities (Continued)
                                   (Unaudited)

                                                                   Thirty-Nine Weeks Ended
                                                           -----------------------------------------
                                                            September 29, 2007       September 30,
                                                                                         2006
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------

Net income                                                              $5,148               $4,020
Adjustments to reconcile net income to cash
  provided by (used in) operating activities:
    Depreciation and amortization                                        1,094                1,115
    Stock based compensation expense                                       151                  693
    Provision for losses on accounts receivable                            155                 (109)
    Deferred tax assets                                                  2,153                 (145)
Changes in operating assets and liabilities
    Accounts receivable                                                 (4,195)              (3,797)
    Restricted cash                                                                           8,572
    Prepaid expenses and other current assets                             (690)                  66
    Accounts payable and accrued expenses                                  643               (5,271)
    Accrued compensation                                                  (111)               1,337
    Payroll and withheld taxes                                             131                  250
    Income taxes payable                                                   547               (2,149)
                                                           --------------------    -----------------

Cash provided by operating activities                                   $5,026               $4,582
                                                           ====================    =================


                                                                     Thirteen Weeks Ended
                                                           -----------------------------------------
                                                           September 29, 2007       September 30,
                                                                                         2006
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
Net income                                                              $1,724               $1,349
Adjustments to reconcile net income to cash
  provided by (used in) operating activities:
    Depreciation and amortization                                          371                  394
    Stock based compensation expense                                        57                  100
    Provision for losses on accounts receivable                            (28)                 (92)
    Deferred tax assets                                                    550                   41
Changes in operating assets and liabilities
    Accounts receivable                                                    627                 (660)
    Prepaid expenses and other current assets                              686                  137
    Accounts payable and accrued expenses                               (2,654)                 827
    Accrued compensation                                                  (871)                 (56)
    Payroll and withheld taxes                                             178                  158
    Income taxes payable                                                   453                 (700)
                                                           --------------------    -----------------

Cash provided by operating activities                                   $1,093               $1,498
                                                           ====================    =================



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